EXHIBIT 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. ss.1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, W. Bartlett Snell, the chief financial officer of Integral Technologies, Inc. (the “Company”), a, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)      The Quarterly Report of the Company on Form 10-Q, for the fiscal period ended September 30, 2014 (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)      The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ W. Bartlett Snell
W. Bartlett Snell
Chief Financial Officer

November 14, 2014